CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     PATRIOT COMMUNICATIONS TECHNOLOGY, INC.

     We the undersigned President and Secretary of Patriot Communications Technology, Inc., a Nevada corporation (hereinafter called the "Corporation"), do hereby certify:

     FIRST: That the Board of Directors of the Corporation by unanimous written consent dated February 10, 1994, adopted a resolution to amend the Articles of Incorporation of the Corporation by striking out all of Article I thereof and by inserting in lieu thereof the following new Article I: "ARTICLE I NAME The name of the corporation shall be: Patcomm Corporation"

     SECOND: That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is Five Hundred Sixty Thousand (560,000).

     THIRD: That the said change(s) and amendment have been consented to and approved by the holders of all of the shares of stock outstanding and entitled to vote thereon.

                                           /s/ Frank Delfine
                                           -------------------------------------
                                               Frank Delfine, President

                                           /s/ Alexander Adelson
                                           -------------------------------------
                                               Alexander Adelson, Secretary

State of New York  )
                   )  ss.
County of Suffolk  )

     On March 11, 1994, personally appeared before me, a Notary Public, Frank Delfine, who acknowledged that he executed the above instrument.

                                               Eleanor Y. Petix
                                               ---------------------------------
                                               Notary Public

(Notary Stamp or Seal)                         Notary Public, State of New York,
                                               No. 4830217,
                                               Qualified in  Suffolk County,
                                               Commission expires 2/28/96


State of New York     )
                      )  ss.
County of Westchester )

     On March 8, 1994, personally appeared before me, a Notary Public, Alexander Adelson, who acknowledged that he executed the above instrument.

                                               George Michael
                                               --------------------------------
                                               Notary Public

(Notary Stamp or Seal)                         Notary Public, State of New York,
                                               No. 4680342,
                                               Qualified in Westchester County,
                                               Commission expires 3/30/94

                            ARTICLES OF INCORPORATION
                                       OF
                     PATRIOT COMMUNICATIONS TECHNOLOGY, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

     The name of the corporation shall be: Patriot Communications Technology, Inc.

                                   ARTICLE II
                                   ----------
                               PERIOD OF DURATION
                               ------------------

     The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                                   ARTICLE III
                                   -----------
                               PURPOSES AND POWERS
                               -------------------

     1. Purposes. Except as restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada General Corporation Laws.


     2. Powers. Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada General Corporation Laws.

                                   ARTICLE IVr
                                   -----------
                                  CAPITAL STOCK
                                  -------------

     1. Capital Stock. The aggregate number of shares which this corporation shall have authority to issue is ten million (10,000,000) shares of a par value of ($0.001 per share) which shares shall be designated "Common Stock" and ten million (10,000,000) shares of a par value of ($0.01 per share) which shares shall be designated "Preferred Stock". Both the Common Stock and Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such designations, limitations, rights and preferences which the board of directors, in its sole discretion, may determine to be appropriate. After the subscription price for any stock has been paid to the corporation, no shareholder and no capital stock shall be subject to assessment to pay the debts of the corporation.

     2. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock and the Preferred Stock as and when declared by the board of directors in conformance with the resolutions of the board of directors authorizing the issuance of the stock, to the extent and in the manner permitted by law; provided however, no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall have received any Preferred Stock preferential dividends, if any, to which they are entitled.

     3. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, in the order provided herein. Such distributions shall be made first, to the holders of the Preferred Stock until any amounts required to be distributed as a liquidation preference to the holders of the Preferred Stock have been distributed. If the remainder of the assets is insufficient to fully satisfy the liquidation preference(s) of the Preferred Stock, then those assets shall be distributed pro rata to each series of Preferred Stock beginning with the series having the most superior liquidation preference and continuing according to the liquidation preference priority of each series until the remaining assets have been fully distributed. Second, the assets remaining after satisfaction of the liquidation preference(s) of the Preferred Stock shall be distributed pro rata to the holders of the Common Stock, unless otherwise provided in the resolutions of the board of directors authorizing the issuance of the Common Stock in series, in which case the priority for distribution in liquidation established in those resolutions shall be followed.

         4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. Except as otherwise provided by these Articles of Incorporation or the Nevada Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the shareholders in attendance or represented by proxy at any meeting of shareholders held for the purpose of electing directors.

     5. Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

     6. Transfer Restrictions. The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                                    ARTICLE V
                                    ---------
                     TRANSACTIONS WITH INTERESTED DIRECTORS
                     --------------------------------------

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                    ARTICLE VI
                                    ----------
                              CORPORATE OPPORTUNITY
                              ---------------------

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

                                   ARTICLE VII
                                   -----------
                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

     A. Limitation of Liability.
        -----------------------

          1. No person serving as a director or officer of the corporation shall have any personal liability to the corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that such restriction on personal liability shall not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of NRS 78.300.

          2. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, fiduciary or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses, in accordance with and to the extent available under the Nevada General Corporation Law.

     B. Indemnification.
        ---------------

          1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee, fiduciary or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under paragraphs 1 and 2, unless ordered by a court or advanced pursuant to paragraph 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

               (d)  If a quorum  consisting of directors who were not parties to
                    the  act,  suit  or  proceeding   cannot  be  obtained,   by
                    independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this paragraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this article:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate or Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to paragraph 2 or for the advancement of expenses made pursuant to paragraph 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee, fiduciary or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

     The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada Corporation Code.

                                   ARTICLE IX
                                   ----------
                        ADOPTION AND AMENDMENT OF BYLAWS
                        --------------------------------

     The initial Bylaws of the corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

                                    ARTICLE X
                                    ---------
                          PRINCIPAL PLACE OF BUSINESS,
                          ----------------------------
                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

     The address of the principal place of business in the State of Nevada and the initial registered office of the corporation is c/o The Prentice-Hall Corporation System, Inc., 502 E. John Street, Room R, Carson City, Nevada 89706 and the name of the initial registered agent at such address is The Prentice-Hall Corporation System, Inc. Either the principal place of business registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE XI
                                   ----------
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

     1. Governing Board. The governing board of the corporation shall be a board of directors.

     2. Initial Board of Directors. The number of directors of the corporation shall be fixed by the Bylaws of the corporation. The name and address of the person who shall serve as the initial director and until his successor is elected and shall qualify is as follows:


             NAME                                ADDRESS
             ----                                -------


         Henry F. Schlueter                 Kutak Rock
                                            707 Seventeenth Street, Suite 2400
                                            Denver, Colorado 80202


         Alex Adelson                       C/O Kutak Rock
                                            707 Seventeenth Street, Suite 2400
                                            Denver, Colorado 80202

                                   ARTICLE XII
                                   -----------
                                  INCORPORATOR
                                  ------------

     The name and address of the incorporator is as follows:

             NAME                                ADDRESS
             ----                                -------


         Henry F. Schlueter                 c/o Kutak Rock
                                            707 Seventeenth Street, Suite 2400
                                            Denver, Colorado  80202


     IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation on March 9, 1992.


                                           /s/ Henry F. Schlueter
                                          --------------------------------------
                                               Henry F. Schlueter







STATE OF COLORADO   ]
    CITY AND        ] ss.
COUNTY OF DENVER    ]


     I, the undersigned, a Notary Public, hereby certify that on March 9, 1992, the above-named incorporator personally appeared before me, and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.


     WITNESS my hand and official seal.


                                              /s/ Sherry C. Span
                                              ----------------------------------
                                              Notary Public
[SEAL]


My commission expires:  9/21/92